EXHIBIT NO. 11

                           ENERGY RESEARCH CORPORATION
                   COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                                     Twelve Months
                                                    Ended October 31,
                                            1997         1996         1995
                                            ----         ----         ----
PRIMARY
-------

Shares outstanding, beginning of
  period                                  3,911,787    3,728,914    3,699,683

Weighted average number of shares
  issued, retired and issuable
    share equivalents                       295,357      334,147      272,598
                                          ---------    ---------    ---------
Weighted average number of common
  and common equivalent shares
    outstanding                           4,207,144    4,063,061    3,972,281
                                          =========    =========    =========

Net income                               $  425,000   $  509,000   $  442,000
                                          =========    =========    =========

Net income per common share              $      .10   $      .13   $      .11
                                          =========    =========    =========

FULLY DILUTED
-------------

Weighted average number of common
  and common equivalent shares
    outstanding as adjusted for
      full dilution                       4,277,144    4,133,061    4,252,281

Adjustment for interest, net of
  tax, on convertible long-term debt     $   25,000   $   25,000   $   80,000
                                          =========    =========    =========

Adjusted net income                      $  450,000   $  534,000   $  522,000
                                          =========    =========    =========

Net income per common share  <F1>        $      .11   $      .13   $      .12
                                          =========    =========    =========

<F1>  These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.
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